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                                                                     EXHIBIT 4.2

                         CARRINGTON LABORATORIES, INC.

                      NONQUALIFIED STOCK OPTION AGREEMENT



     This Agreement, made as of _____________, 19__, by and between CARRINGTON LABORATORIES, INC., a Texas corporation (the "Company"), and
______________________ ("Employee").


                             W I T N E S S E T H :
                             ---------------------


     WHEREAS, it has been determined (i) that Employee is eligible to receive a nonqualified stock option under the Company's 1985 Stock Option Plan, as amended (the "Plan"), and (ii) that such an option should be granted to Employee;

     NOW, THEREFORE, the Company and Employee hereby agree as follows:

     1.  Definitions.  As used in this Agreement, the following terms shall have
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the following meanings, respectively:

          (a) "Affiliate" shall have the meaning set forth in Article I, Section 2(a) of the Plan and shall include any party now or hereafter coming within that definition.

          (b) "Commencement Date" shall mean the date which is one (1) year from the date of this Agreement.

          (c) "Common Stock" shall have the meaning set forth in Article I,
     Section 2 (e) of the Plan.

          (d) "Expiration Date" shall mean the date which is ten (10) years from the date of this Agreement.

     2.   Option.   The Company hereby grants to Employee the option to
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purchase, on the terms hereinafter set forth, ______ shares of the Company's
Common Stock at a price of $____ per share during the period beginning on the Commencement Date and ending on the first to occur of (a) the Expiration Date or
(b) the date on which the employment of Employee by the Company or any of its Affiliates terminates for any reason; provided, however, that if such employment terminates on or after the Commencement Date and on or before the Expiration Date, other than by reason of Employee's death or disability, then Employee may exercise this option, to the extent he was entitled to do so at the date of such termination of employment, at any time within thirty (30) days after the date of such termination but not after the Expiration Date; and provided further, that if such employment terminates on or after the Commencement
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Date and on or before the Expiration Date by reason of Employee's becoming permanently and totally disabled (within the meaning of Section 22(e) (3) of the Internal Revenue Code of 1986, as amended), or by reason of amended), or by reason of Employee's death, then Employee (or Employee's legal representative, if Employee is legally incompetent), the executor or administrator of Employee's estate or anyone who shall have acquired this option by will or pursuant to the laws of descent and distribution may exercise this option, to the extent Employee was entitled to do so at the date of such termination, at any time within one (1) year after such termination but not after the Expiration Date. Notwithstanding anything to the contrary herein, this option shall terminate immediately upon the termination of Employee's employment on account of fraud, dishonesty or the performance of other acts detrimental to the Company or an Affiliate, or if, following the date of termination of Employee's employment, the Company determines that there is good cause to cancel this option. A transfer of employment among the Company and any of its Affiliates without interruption of service shall not be considered a termination of employment for purposes of this Agreement.

     3.   Exercise During Employment.  Except as provided in Section 2 hereof,
          --------------------------
this option may not be exercised unless Employee is at the time of exercise an employee of the Company or an Affiliate.

     4.   Exercisability.  Subject to the provisions of Sections 2 and 3 hereof,
          --------------
this option may be exercised during the period beginning on the Commencement Date and ending on the Expiration Date in accordance with the following schedule:

          (a) that number of whole shares of Common Stock which equals or most closely approximates (but does not exceed) 25% of the total number of shares covered by this option may be purchased in whole at any time, or in part from time to time, on or after the Commencement Date;

          (b) an additional number of whole shares of Common Stock which equals or most closely approximates (but does not exceed) 25% of the total number of shares covered by this option may be purchased in whole at any time, or in part from time to time, on or after the date which is two (2) years after the date of this Agreement;

          (c) an additional number of whole shares of Common Stock which equals or most closely approximates (but does not exceed) 25% of the total number of shares covered by this option may be purchased in whole at any time, or in part from time to time, on or after the date which is three (3) years after the date of this Agreement; and

          (d) all remaining shares of Common Stock covered by this option may be purchased in whole at any time, or in part from time to time, on or after the date which is four (4) years after the date of this Agreement.
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Notwithstanding any contrary indication in this Agreement, (i) no fractional shares of Common Stock may be purchased upon exercise of this option, and (ii) upon the occurrence of a Change in Control (as defined in the Plan) prior to the termination of this option, this option shall immediately and automatically become exercisable with respect to all of the shares of Common Stock, if any, as to which it was not already exercisable, and this provision shall be applicable regardless of whether such Change in Control occurs before or after the Commencement Date; provided, however, that this provision shall not be interpreted to increase the number of shares of Common Stock for which this option may be exercised by Employee if his employment by the Company or any of its Affiliates shall have terminated prior to the occurrence of such Change in Control.

     5.   Manner of Exercise.  This option may be exercised by written notice
          ------------------
signed by the person entitled to exercise the same and delivered to the President of the Company or sent by United States registered mail addressed to the Company (for the attention of the President) at its corporate office in Irving, Texas. Such notice shall state the number of shares of Common Stock as to which this option is exercised and shall be accompanied by payment of the full purchase price of such shares, plus the amount of any federal, state or local taxes required by law to be paid or withheld in connection with such exercise.

     6.   Payment.  The purchase price for shares of Common Stock purchased upon
          -------
exercise of this option shall be paid in cash or by check in United States dollars.

     7.   Delivery of Shares.  Delivery of the certificate or certificates
          ------------------
representing the shares of Common Stock purchased upon exercise of this option shall be made promptly after the Company's receipt of notice of exercise and payment. If the Company so elects, its obligation to deliver shares of Common Stock upon the exercise of this option shall be conditioned upon its receipt from the person exercising this option of any additional documents that, in the opinion of the Company and its legal counsel are required in order to comply with applicable securities laws.

     8.   Adjustments.  In the event that, before delivery by the Company of all
          -----------
the shares of Common Stock in respect of which this option is granted, the Company shall have effected a Common Stock split or a dividend payable in Common Stock, or the outstanding Common Stock of the Company shall have been combined into a smaller number of shares, the shares of Common Stock still subject to this option shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares outstanding, and the purchase price per share shall be decreased or increased to make the aggregate purchase price for all the shares then subject to this option the same as immediately prior to such stock split, stock dividend or combination. In the event of a reclassification of the shares of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation or sale of assets) of the Company, the

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Board of Directors of the Company shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares still subject to this option.

     9.   Transferability.  This option is not transferable otherwise than by
          ---------------
will or the laws of descent and distribution, and during the lifetime of Employee this option is exercisable only by Employee or, if Employee is legally incompetent, by Employee's legal representative.

     10.  Employment.  Nothing in this Agreement confers upon Employee any right
          ----------
to continue in the employ of the Company or any Affiliate, nor shall this Agreement interfere in any manner with the right of the Company or any Affiliate to terminate the employment of Employee with or without cause at any time.

     11.  Option Subject to Plan.  By execution of this Agreement, Employee
          ----------------------
agrees that this option and the shares of Common Stock to be received upon exercise hereof shall be governed by and subject to all applicable provisions of the Plan.

     12.  Construction.  This option is not intended to be treated as an
          ------------
incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended. This Agreement is governed by, and shall be construed and enforced in accordance with, the laws of the State of Texas. Words of any gender used in this Agreement shall be construed to include any other gender, unless the context requires otherwise. The headings of the various sections of this Agreement are intended for convenience of reference only and shall not be used in construing the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                    CARRINGTON LABORATORIES, INC.


                                    By
                                       _________________________________________
                                                                     , President



                                    ____________________________________________
                                    Signature of Employee


                                    ____________________________________________
                                    (Type or print name of Employee)
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RECORD OF EXERCISE:
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DATE             NO. OF SHARES EXERCISED       INITIAL/AGREED
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